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                                CONTRACT SCHEDULE
                 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

EFFECTIVE DATE:                          February 15, 2009

GMIB PAYMENT ADJUSTMENT FACTOR:          100%

LAST HIGHEST ANNIVERSARY DATE:           Owner's (or oldest Joint Owner's or
                                         Annuitant's if owner is a non-natural
                                         person) 81st birthday.

ANNUAL INCREASE
ACCUMULATION RATE:                       6.00%

ANNUAL INCREASE AMOUNT CAP PERCENTAGE:   190%

GMIB RIDER CHARGE:                       0.75%

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                   6.00%

BASIS OF GMIB ANNUITY TABLE:             The GMIB Annuity Tables are based on
                                         the Annuity 2000 Mortality Table with
                                         7-year age setback with interest at
                                         1.50% (Company-adjusted to reflect
                                         amounts of monthly income payments
                                         shown in the GMIB annuity tables.)

ANNUITY OPTIONS:                         (a) Life Annuity with 5 Years of
                                         Annuity Payments Guaranteed.

                                         (b) Joint and Last Survivor Annuity
                                         with 5 Years of Annuity Payments
                                         Guaranteed (Available if the oldest
                                         Annuitant's attained age is equal to or
                                         greater than age 55 on the Annuity
                                         Date).

GMIB INCOME DATE:                        February 15, 2019

GMIB RIDER
TERMINATION DATE:                        Contract Anniversary prior to the
                                         Owner's (or oldest Joint Owner's or
                                         Annuitant's if owner is a non-natural
                                         person) 91st birthday

GUARANTEED PRINCIPAL OPTION FIRST
EXERCISE DATE:                           February 15, 2019

GMIB FIRST OPTIONAL STEP-UP DATE:        February 15, 2010

GMIB OPTIONAL STEP-UP WAITING PERIOD:    1 year

MAXIMUM OPTIONAL STEP-UP AGE:            80

OPTIONAL STEP-UP GMIB INCOME DATE:       10th Contract Anniversary following the
                                         date the most recent GMIB Optional
                                         Step-Up took effect

MAXIMUM OPTIONAL STEP-UP CHARGE:         1.50%

ALLOCATION, TRANSFER, AND REBALANCING
-------------------------------------
LIMITS:
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     GMIB SUBACCOUNTS:                   Metlife Defensive Strategy Portfolio,
                                         Metlife Moderate Strategy Portfolio,
                                         Metlife Balanced Strategy Portfolio,
                                         Metlife Growth Strategy Portfolio

     PLATFORM 1 MINIMUM PERCENTAGE:      15%

     PLATFORM 1 SUBACCOUNTS:             Listing of Subaccounts and other
                                         accounts included by rider

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     PLATFORM 2 MAXIMUM PERCENTAGE:      85%

     PLATFORM 2 SUBACCOUNTS:             Listing of Subaccounts

     PLATFORM 3 MAXIMUM PERCENTAGE:      15%

     PLATFORM 3 SUBACCOUNTS:             Listing of Subaccounts

     PLATFORM 4 MAXIMUM PERCENTAGE:      15%

     PLATFORM 4 SUBACCOUNTS:             Listing of Subaccounts

The GMIB Rider may have limited usefulness in connection with a Qualified Contract, such as an IRA, in circumstances where, due to the 10-year waiting period after purchase and after an Optional Reset, the Owner is unable to exercise the rider until after the required beginning date of required minimum distributions under the Contract. In such event, required minimum distributions received from the contract will have the effect of reducing the Income Base either on a proportionate or dollar for dollar basis. This may have the effect of reducing or eliminating the value of annuity payments under the GMIB Rider. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

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